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                            SELECTED DEALER AGREEMENT


Ladies and Gentlemen:                                            January 1, 1997

          We, U.S. Growth Investments, Inc., a Minnesota corporation, have entered into a distribution agreement with each registered, open-end management investment company, or series thereof, set forth on EXHIBIT A hereto (collectively, the "FUNDS") pursuant to which we act as distributor and principal underwriter of each Fund's shares (the "SHARES").

          1. THE OFFERING. The Shares will be offered continuously in accordance with the terms and conditions set forth in each Fund's Prospectus and Statement of Additional Information, as most currently amended or supplemented (referred to hereinafter, together, as the applicable Fund's "PROSPECTUS").

          2. AUTHORIZED DEALERS. Pursuant to the distribution agreement between each Fund and us, we have agreed to use our best efforts to enter into arrangements with selected securities dealers to solicit from the public orders to purchase Shares. You are hereby invited to become one of such securities dealers (each such securities dealer, an "AUTHORIZED DEALER"). This will confirm our mutual agreement as to the terms and conditions applicable to your participation as an Authorized Dealer, such agreement to be effective on your confirmation hereof. You understand (a) that we may, at any time at our option, also act as an Authorized Dealer, (b) that we are seeking to enter into this Agreement in counterparts with you and certain other securities dealers, which also may act as Authorized Dealers, (c) that, except as we may otherwise agree with you, we may enter into agreements (which may or may not be the same as this Agreement) with Authorized Dealers, (d) that each Fund and we may modify, suspend, terminate or withdraw entirely the offering of Shares at any time without giving notice to you pursuant to Section 11 and without incurring any liability or obligation to you, (e) that we may upon notice change the public offering price, sales load, or dealer allowance or modify, cancel or change the terms of this Agreement, and (f) we shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. All purchases of Shares from, and redemptions of Shares by, the applicable Fund shall be effected through us acting as principal underwriters on behalf of the applicable Fund. (You understand that we shall have no obligation to sell Shares to you at such times as we are not acting as distributor and principal underwriter for the applicable Fund.)

          3. ROLE OF AUTHORIZED DEALERS. (a) As an Authorized Dealer, you shall have no obligation to purchase or sell or to solicit the purchase or sale of Shares. As, when and if you determine to purchase Shares or you receive a customer order for the purchase of Shares and you determine to accept such order, you shall comply with the procedures for the purchase of Shares set forth in the applicable Fund's Prospectus. The procedure relating to the handling of orders shall be subject to such further instructions as we shall forward to you in writing from time to time.

          (b) You agree to offer Shares to the public at the applicable public offering price and subject to the minimum investment amount set forth in the applicable Fund's Prospectus, subject to any waivers or reductions of sales loads and dealer allowances described in the applicable Prospectus (as amended or supplemented from time to time). Any amendment or supplement to the applicable Prospectus which affects the sales load, dealer allowances, waivers or discounts shall not affect sales load, dealer allowances, discounts or waivers with respect to sales on which orders have been accepted by us prior to the date of such amendment. Your placement of an order for Shares after the date of any such amendment shall conclusively evidence your agreement to be bound thereby. We shall make a reasonable effort to notify

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you of any redetermination or suspension of the public offering price, but we shall be under no liability for failure to do so. Reduced sales loads may also be available as a result of a cumulative discount or pursuant to a statement of intent as set forth in the Prospectus. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for reduced sales loads.

          (c) You agree to purchase Shares from us only to cover purchase orders already received from your customers, or for your own bona fide investment. You will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding. All orders for Shares are subject to acceptance or rejection by us or the applicable Fund in the sole discretion of either.

          (d) In purchasing Shares through us, you shall rely solely on the representations contained in the applicable Fund's Prospectus and the applicable Fund's registration statement (as most recently amended, the "REGISTRATION STATEMENT") relating to the Shares. You will not furnish to any person any information relating to the Shares, the applicable Fund or us that is inconsistent with information contained in the Prospectus, the Registration Statement or any printed information issued by the Fund or us as information supplemental to such Prospectus or cause any advertisement to be published or posted in any public place without our prior written consent or the prior written consent of the applicable Fund.

          (e) In all sales of Shares to the public, you shall act as dealer for your own account, whether as agent or principal. Nothing herein shall be deemed to constitute you or any other Authorized Dealer as agent for the Fund, us, or any other Authorized Dealer. You agree not to act as our agent and not to claim to act as our agent or as agent of any of the foregoing. You agree to buy Shares only through us and not from any other sources and to sell Shares only to us, as the applicable Fund's redemption agent, and not to any other purchasers.

          (f) You agree that we shall have full authority to act upon your express instructions to redeem or exchange Shares through us on behalf of your customers under the terms and conditions provided in the applicable Fund's Prospectus. You agree to hold us harmless as a result of any action taken with respect to authorized redemptions or exchanges upon your express instructions.

          (g) If any Shares confirmed to you under the terms of this Agreement are redeemed by the issuing Fund or by us as agent for the Fund, or are tendered for redemption, within seven business days after the date of our confirmation of the original purchase order, you shall forthwith refund to us the full discount, commission, finder's fee or other concession, if any, allowed or paid to you on such Shares.

          (h) You understand and acknowledge that each Fund offers its Shares in multiple classes, each subject to differing sales charges and financing structures. You hereby represent and warrant that you have established compliance procedures designed to ensure that your customers are made aware of the terms of each available class of the applicable Fund's Shares, to ensure that each customer is offered only Shares that are suitable investments of that customer and to ensure proper supervision of your registered representatives in recommending and offering multiple classes of Shares to your customers.

          (i) You understand and acknowledge that certain Shares may be subject to a contingent deferred sales charge when such shares are redeemed. As to such Shares which are not networked, you agree either (A) to refrain from issuing such Shares in street name, or (B) to monitor the time period during which the applicable contingent deferred sales charges remains in effect, to deduct from any redemption proceeds the applicable contingent deferred sales charges and to promptly remit to us any such contingent deferred sales charges.

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          4.   COMPENSATION.  You shall be entitled to receive such dealer allowances, concessions, finder's fees and other compensation as are payable to Authorized Dealers, generally, or to you or to certain specified Authorized Dealers, specifically, as described and set forth in each applicable Fund's Prospectus. You acknowledge that each Prospectus may set forth a description of waivers or reduction of applicable sales loads and dealer allowances in certain cases. In remitting the proceeds of any investment in Shares to us or our agent (as provided herein), you are hereby authorized to deduct from any such remittance the dealer allowance or finder's fee applicable to the investment to which you are entitled (as provided in the applicable Fund's Prospectus). As to any payments to be made to you pursuant to any Rule 12b-1 plans adopted by the Funds, we shall remit such amounts to you on a monthly basis within ten business days following the end of the month to which such payments relate; provided, however, that no such Rule 12b-1 payments shall be due to you unless and until we receive such payments from the applicable Fund.

          5. ORDERS AND PAYMENT FOR SHARES. Payment for the Shares ordered from us shall be made in Federal Funds and must be received by the Funds' agent, Norwest Bank Minnesota, N.A., within three business days of a receipt and acceptance by us of an order. If payment in Federal Funds is not received within three business days after the execution of the order, we reserve the right, without any notice, to cancel the sale and to hold you responsible for any loss, including loss of profits, suffered by us or by the applicable Fund resulting from such failure.

          6. BLUE SKY AND OTHER QUALIFICATIONS. The Funds have registered an indefinite number of Shares under the Securities Act of 1933. In addition, the Funds intend to register or qualify in certain states where registration or qualification is required. We will inform you as to the states or other jurisdictions in which we believe the Shares have been qualified for sale under, or exempt from the requirements of, the respective securities laws of such states. You agree that you will offer Shares to your customers only in those states where such Shares have been registered, qualified, or an exemption is available. We assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

          7. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS. You represent and warrant to and undertake that:

               (a) You are familiar with all applicable federal and state securities laws, rules and regulations relating to the distribution and delivery of prospectuses and agree that you will comply therewith. You agree to deliver thereafter to any purchaser whose Shares you are holding as record holder copies of the annual and interim reports and proxy solicitation materials relating to the Shares. You further agree to make reasonable efforts to endeavor to obtain proxies from such purchasers whose Shares you are holding as record holder. Additional copies of each applicable Fund's Prospectus, annual or interim reports and proxy solicitation materials will be supplied to you as you reasonably request.

               (b) You are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply, as though you were a member of NASD, with the provisions of Sections 8, 24 and 36 of Article III of the Rules of Fair Practice of the NASD and with Section 25 thereof as that Section applies to a non-NASD member broker or dealer in a foreign country.



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               (c)  You undertake to comply with respect to your offering of
          Shares to the public pursuant to this Agreement with all applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder and with the applicable rules of the NASD.

          8. TERMINATION. Either party to this Agreement may cancel this Agreement by written notice to the other party. Such cancellation shall be effective upon receipt of such notice.

          9. REPRESENTATION TO SURVIVE. The agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement will remain in full force and effect, to the extent permitted by applicable law, regardless of any investigation made by or on behalf of us or any Authorized Dealer. The provisions of Section 7 and 10 of this Agreement shall survive the offer and sales of the Shares, to the extent permitted by applicable law, and the termination or cancellation of this Agreement.

          10. INDEMNIFICATION. (a) We agree to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands liabilities and expenses (including reasonable costs of investigating and defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which you, your officers or directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by us herein, (ii) any failure by us to perform our obligations as set forth herein, or (iii) any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or any Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus, or necessary to make the statements in any thereof not misleading; provided, however, that our agreement to indemnify you, your officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus in reliance upon and in conformity with information furnished to us or the applicable Fund by you for use in the preparation thereof.

          (b) You agree to indemnify, defend and hold us and our several officers and directors, and each Fund and its several officers and directors or trustees, and any person who controls you and/or each Fund within the meaning of
Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including reasonable costs of investigating and defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which we and our several officers and directors, or the applicable Fund and its officers and directors or trustees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by you herein, or (ii) any failure by you to perform your obligations as set forth herein, or (iii) any untrue, or alleged untrue, statement of a material fact contained in the information furnished by you to us or any Fund for use in such Fund's Registration Statement or Prospectus, or used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by you to us or the applicable Fund and required to be stated in such answers or necessary to make such information not misleading.




                                       -4-

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           (c) Each party's agreement to indemnify the other (and its respective officers, directors and controlling persons, as aforesaid) is expressly conditioned upon the indemnifying party being notified of any action brought against any person entitled to indemnification hereunder, such notification to be given by letter or by telex, telegram, fax or similar means of same day delivery received by the indemnifying party at the address to which notices are to be sent hereunder within seven (7) days after the summons or other first legal process shall have been served. The indemnifying party shall have the right to control the defense of such action, with counsel of its own choosing (provided such counsel is reasonably satisfactory to the person seeking indemnification). The failure so to notify the indemnifying party as specified herein shall not relieve the indemnifying party from any liability which such party may have to the person claiming indemnification, otherwise than on account of the indemnifying party's agreement contained in this Section 10. This
Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any person entitled to indemnification hereunder and shall survive the delivery of any Shares and termination of this Agreement. The agreements to indemnify contained herein shall inure exclusively to the benefit of the persons entitled to indemnification pursuant to this Agreement and their respective estates, successors and assigns.

          11. NOTICES. Notices hereunder shall be deemed to have been duly given if delivered by hand or facsimile (a) if to you, at your address or facsimile number set forth below and (b) if to us, to U.S. Growth Investments, Inc., 1550 Utica Avenue South, Suite 950, Minneapolis, Minnesota 55416, or, in each case, such other address as may be notified to the other party.

          12. AMENDMENTS. We may modify this Agreement at any time by written notice to you. The first order placed by you subsequent to the giving of such notice shall be deemed acceptance by you of the modification described in such notice.

          13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

          14. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing NASD Code of Arbitration Procedure. Any arbitration shall be conducted in Minneapolis, Minnesota, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

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          Please confirm your agreement by signing and returning to us the two enclosed duplicate copies of this Agreement. Upon our acceptance hereof, the Agreement shall constitute a valid and binding contract between us. After our acceptance, we will deliver to you one fully executed copy of this Agreement.



Confirmed:               , 1997             U.S. GROWTH INVESTMENTS, INC.
          ---------------


                                           By:
                                               --------------------------------
                                               Thomas L. Press, President


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(Name of Authorized Dealer)


By:
    -----------------------------------
       (Authorized Signature


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Printed name of person signing


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Title of person signing


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Street Address


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City          State               Zip


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Fax No.


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Telephone No.


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Telex No.


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Firm Taxpayer Identification No.





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                                    EXHIBIT A
                                     TO THE
                            SELECTED DEALER AGREEMENT
                            (REVISED JANUARY 1, 1997)

     The following listing constitutes the Funds for which U.S. Growth Investments, Inc. serves as distributor and principal underwriter and which are offered for sale to the Authorized Dealer and its customers:

                    The Jundt Growth Fund, Inc. -- Class A Shares* The Jundt Growth Fund, Inc. -- Class B Shares The Jundt Growth Fund, Inc. -- Class C Shares The Jundt Growth Fund, Inc. -- Class D Shares

                    Jundt U.S. Emerging Growth Fund -- Class B Shares Jundt U.S. Emerging Growth Fund -- Class C Shares Jundt U.S. Emerging Growth Fund -- Class D Shares

                    Jundt Opportunity Fund -- Class B Shares
                    Jundt Opportunity Fund -- Class C Shares
                    Jundt Opportunity Fund -- Class D Shares



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*    Class A Shares of The Jundt Growth Fund, Inc. are available only to certain investors and are not otherwise generally available for sale to the public. See the Fund's Prospectus for details.